Third Quarter 2019 Earnings Conference Call October 17, 2019 Kelly S. King Chairman and Chief Executive Officer Daryl N. Bible Chief Financial Officer

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward- looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: = risks, uncertainties and other factors relating to the merger of SunTrust with and into BB&T, including the ability to obtain regulatory approvals and meet other closing conditions to the merger, and delay in closing the merger; = general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit and/or asset growth, and a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; = disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe; = changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of LIBOR as an interest rate benchmark, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans and deposits as well as the value of other financial assets and liabilities; = competitive pressures among depository and other financial institutions may increase significantly; = legislative, regulatory or accounting changes may adversely affect the businesses in which BB&T is engaged; = local, state or federal taxing authorities may take tax positions that are adverse to BB&T; = a reduction may occur in BB&T's credit ratings; = adverse changes may occur in the securities markets; = competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; = cyber security risks could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; = higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; = natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; = costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; = failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; = significant litigation and regulatory proceedings could have a material adverse effect on BB&T; = unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; = risks resulting from the extensive use of models; = risk management measures may not be fully effective; = fraud or misconduct by internal or external parties, which BB&T may not be able to prevent, detect or mitigate; = deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and = widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: = The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. = Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets. = The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges, selected items and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges and incremental operating expenses related to the merger when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the Appendix. Capital ratios are preliminary. 2

Additional Statements Additional Information about the Merger and Where to Find It In connection with the proposed merger with SunTrust, BB&T has filed with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the merger, as amended on May 7, 2019, June 14, 2019 and June 19, 2019. The registration statement was declared effective by the SEC on June 19, 2019. The registration statement includes a joint proxy statement/ prospectus. BB&T and SunTrust commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about June 27, 2019, and the special meetings of the shareholders of BB&T and SunTrust were held on July 30, 2019. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST, AND THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina, 27101, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations,” and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971. 3

2019 third quarter performance highlights[1]

BB&T

Earnings	▪ Net income[2] was $735 million, down 6.8% vs. 3Q18; adjusted net income[2,3] was $832 million, up 3.7% vs 3Q18 ▪ Diluted EPS was $0.95, down 5.9% vs. 3Q18; adjusted diluted EPS was $1.07, up 3.9% vs. 3Q18 ▪ ROA, ROCE and ROTCE were 1.41%, 10.04% and 16.03%, respectively; adjusted ROA, ROCE and ROTCE were 1.50%, 11.36% and 18.07%, respectively
Strong Fee Income and Loan Growth	▪ Taxable equivalent revenue was $3.0 billion, up 2.5% vs. 3Q18 ▪ Fee income was $1.3 billion, up $64 million, or 5.2% from 3Q18 ▪ Loans held for investment averaged $148.7 billion, down 4.8% annualized vs. 2Q19; excluding loan sale, average loans up 6.5% ▪ Reported NIM decreased 5 bps to 3.37% and core NIM decreased 5 bps to 3.29% vs. 2Q19; excluding loan sale, reported and core NIM decreased 2 bps
Efficiency Remains Stable	▪ GAAP efficiency ratio was 61.3% vs. 59.5% in 3Q18 ▪ Adjusted efficiency was 57.1% vs. 57.3% in 3Q18 ▪ Expenses reflect higher incentives and commissions vs. 3Q18 due to improved insurance, mortgage banking and investment banking and brokerage
Strong Credit Quality	▪ NPA ratio was 0.22%, a decrease of 1 bp vs. 2Q19 and 5 bps vs. 3Q18 ▪ NCOs were 41 bps vs. 38 bps in 2Q19 and 35 bps in 3Q18
Strategic Highlights	▪ Redeemed $1.7 billion of preferred stock and replaced with a like amount at a lower cost ▪ Sold $4.3 billion residential mortgage loans to improve loan yields and reduce convexity ▪ Increased dividend 11.1% at July meeting ▪ Received shareholder approval for merger and Truist name; Named approximately 75% of Truist leadership roles

1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures
2 Net income available to common shareholders
3 Excludes merger-related and restructuring charges and incremental operating expenses related to the merger and selected items on slide 5

4

Selected items affecting earnings Diluted EPS ($ in millions, except per share impact) Pre-Tax After-TaxDiluted EPSImpact Pre -Tax After Tax Impact Preferred stock redemption $ (46) $ (46) $ (0.06) Incremental operating expenses related to the merger1 $ (52) $ (40) $ (0.05) Merger-related and restructuring charges $ (34) $ (26) $ (0.03) Impact of mortgage portfolio sale $ 20 $ 15 $ 0.02 1 Includes costs not classified as merger-related and restructuring charges that are also excluded from adjusted disclosures. Refer to the non-GAAP disclosures in the Appendix. 5

Strong loan growth excluding mortgage sale Average Loans Held for Investment Average Loans Held for Investment ($ in billions) ($ in millions) 3Q19 v. 2Q19 $150.5 $148.7 3Q19 Annualized $150.0 $147.5 $148.1 $146.2 Average Increase Balance (Decrease) $140.0 Commercial: C&I $ 63,768 7.6% $130.0 CRE 20,767 0.4 3Q18 4Q18 1Q19 2Q19 3Q19 Leasing 2,260 25.8 Subtotal-commercial 86,795 6.3 ▪ Average loans held for investment, excluding the mortgage Retail: loan sale, increased $2.5 billion, up 6.5% annualized vs. 2Q19 Residential mortgage 28,410 (45.2) ▪ The company experienced solid loan growth vs. 2Q19 in the following categories: Direct 11,468 (1.3) Indirect 18,362 10.7 C&I Leasing Subtotal-retail 58,240 (20.7) Corporate Banking Equipment Finance Leases Revolving credit 3,218 8.4 Equipment Finance Loans Indirect PCI 411 (19.3) Mortgage Warehouse Lending Dealer Finance Total $ 148,664 (4.8)% Premium Finance Regional Acceptance ▪ Growth in CRE-Income Producing was offset by a Sheffield Commercial Sheffield Retail decrease in CRE-construction ▪ Average residential mortgage loans, excluding the loan sale, increased 7.4% vs. 2Q19 6

Average total deposits up 5.2% as costs decline



Average Total Deposits
($ in billions)
$170.0
$150.0
$130.0
$110.0
$157.3
$157.8
$160.0
$159.9
$162.0
0.66%
0.78%
0.95%
1.02%
0.99%
0.43%
0.52%
0.64%
0.68%
0.67%
1.30%
1.10%
0.90%
0.70%
0.50%
0.30%
3Q18
4Q18
1Q19
2Q19
3Q19
Total Deposits
IBD Cost
Total Deposit Cost



Average Noninterest-Bearing Deposits
($ in billions)
$55.0
$52.5
$50.0
$54.2
$53.7
$52.3
$52.7
$52.5
3Q18
4Q18
1Q19
2Q19
3Q19

Average Deposits
($ in millions)

	3Q19 Average Balance	3Q19 v. 2Q19 Annualized Increase (Decrease)
Noninterest-bearing deposits	$ 52,500	(1.4)%
Interest checking	27,664	(0.6)
Money market & savings	64,920	9.6
Subtotal	**$ 145,084**	**3.6 %**
Time deposits	16,643	23.0
Foreign office deposits – interest-bearing	265	(119.3)
Total deposits	**$ 161,992**	**5.2 %**

- Total deposits averaged $162.0 billion, an increase of $2.1 billion vs. 2Q19
  - Personal 48% of total
  - Business 40% of total
  - Public funds 7% of total
  - Other 5% of total
- Noninterest-bearing deposits decreased 1.4% annualized vs. 2Q19 and decreased 3.1% vs. 3Q18
- Average client deposits, excluding national market funding,[1] increased 3.6% annualized vs. 2Q19
- The percentage of noninterest-bearing deposits to total deposits was 32.4% compared to 32.9% in 2Q19 and 34.4% in 3Q18
- The cost of interest-bearing deposits was 0.99%, down 3 bps vs. 2Q19
- The cost of total deposits was 0.67%, down 1 bp vs. 2Q19

1 Client deposits includes noninterest-bearing, interest checking, money market & savings and time deposits. National market funding includes foreign office deposits, negotiable time deposits and non-reciprocal money market sweep programs.

7

Asset quality remains excellent Annualized Net Charge-offs / Average Loans ▪ 0.60% Net charge-offs totaled $153 million, up 3 bps as a percent of average loans vs. 2Q19 and up 6 0.41% 0.38% 0.40% 0.38% bps vs. 3Q18 0.40% 0.35% ▪ Loans 90 days or more past due and still accruing as a percent of loans and leases was 0.20% flat vs. 2Q19 and decreased 2 bps vs. 3Q18 ▪ Loans 30-89 days past due and still accruing as 0.00% a percent of loans and leases decreased 1 bp 3Q18 4Q18 1Q19 2Q19 3Q19 vs. 2Q19 and decreased 7 bps vs. 3Q18 Total Nonperforming Assets / Total Assets 0.60% ▪ NPAs remain historically low – NPA ratio decreased 1 bp vs. 2Q19 and is lower than 0.40% levels prior to 2006 0.27% 0.26% 0.26% 0.23% 0.22% 0.20% 0.00% 3Q18 4Q18 1Q19 2Q19 3Q19 8

Allowance coverage ratios remain strong ALLL Coverage Ratios ▪ Coverage ratios remain strong at 2.59x and 3.52x 3.52x for the allowance to net charge-offs 3.46x 3.50x and NPLs, respectively ▪ The ALLL to loans ratio remained at 1.05% 3.05x 2.99x 2.97x – Excluding loans acquired in business 3.00x acquisitions, the ALLL to loans ratio was 1.09%, up 1 bp vs. 2Q19 2.86x 2.76x 2.80x 2.50x 2.62x 2.59x ▪ The total provision for credit losses was $117 million for 3Q19; net charge-offs were 2.00x $153 million 3Q18 4Q18 1Q19 2Q19 3Q19 – The decrease in the allowance for credit losses was primarily due to the residential mortgage ALLL to Annualized NCOs loan sale and the resolution of a commercial credit, which reduced the reserve for unfunded ALLL to NPLs HFI commitments 9

Net interest margin decrease reflects yield curve flattening Net Interest Margin ▪ 3Q19 reported and core NIM decreased 5 3.51% bps vs. 2Q19 3.55% 3.47% 3.49% 3.42% – The mortgage sale and reinvestment of securities 3.45% 3.37% increased average earning assets $2.0 billion and 3.44% 3.35% 3.40% reduced the net interest margin by 3 bps 3.37% 3.34% – Adjusted reported and core NIM 3.25% 3.29% decreased 2 bps excluding the loan sale 3.15% and securities reinvestment 3Q18 4Q18 1Q19 2Q19 3Q19 – Lower rates and yield curve flattening resulted in lower earning asset yields Reported NIM Core NIM 1 – The cost of total interest-bearing liabilities decreased 2 bps in 3Q19 vs. an increase of 8 bps in 2Q19 Change in Net Interest Income 3.00% ▪ Sensitivity to rising rates reflects pre- 0.73% 0.57% (0.22)% investing $5 billion in HQLA to build liquidity 0.00% (1.58)% for the merger (0.87)% (0.56)% -3.00% (4.26)% (1.49)% ▪ Reduced asset-sensitivity to declining rate scenarios -6.00% Down 100 Down 25 Up 100 Up 200 at 9/30/19 at 6/30/19 1 See non-GAAP reconciliations included in the attached Appendix 10

Fee income reflects seasonal factors; solid like-quarter growth

BB&T


Fee Income Ratio
47.0%
46.0%
45.0%
44.0%
43.0%
42.0%
41.0%
40.0%
42.3%
42.0%
41.5%
44.4%
43.4%
3Q18
4Q18
1Q19
2Q19
3Q19

- Insurance income was lower vs. 2Q19 primarily due to seasonality; up 8.7% vs. 3Q18 due to firming market pricing and organic growth
- Mortgage banking income was stable compared with last quarter as increases in production- and servicing-related revenues of $24 million were more than offset by a decline of $25 million for the net MSR valuation
- Investment banking and brokerage fees and commissions was flat vs. last quarter and up $14 million vs. 3Q18 due to managed account fees and investment banking income

Noninterest Income
($ in millions)[1]

	3Q19	3Q19 v. 2Q19 Increase (Decrease)	3Q19 v. 3Q18 Increase (Decrease)
Insurance income	$ 487	(55.4)%	8.7%
Service charges on deposits	188	15.3	2.7
Investment banking and brokerage fees and commissions	130	(3.0)	12.1
Mortgage banking income	112	(3.5)	41.8
Trust and investment advisory revenues	71	5.7	—
Bankcard fees and merchant discounts	72	(25.8)	—
Checkcard fees	57	(13.4)	1.8
Operating lease income	36	11.3	(2.7)
Income from bank-owned life insurance	29	(58.3)	7.4
Securities gains (losses), net	—	—	—
Other income	121	161.5	(19.3)
Total noninterest income	**$ 1,303**	**(14.4)%**	**5.2%**

- Other income increased $35 million vs. 2Q19 primarily due to a $23 million increase in income related to assets for certain post-employment benefits and a $17 million increase in income from client derivatives

1 Linked quarter percentages are annualized

11

Increase in expenses reflects merger integration planning



Efficiency Ratio
70.0%
60.0%
50.0%
59.5%
60.7%
61.0%
57.6%
61.3%
57.3%
56.5%
56.6%
55.1%
57.1%
3Q18
4Q18
1Q19
2Q19
3Q19
GAAP
Adjusted[1]

- Adjusted noninterest expense was $1.8 billion, an increase of $35 million vs. 2Q19
  - Adjusting for $23 million increase in expenses related to post-employment benefits, noninterest expense increased $12 million, or 2.8% annualized vs 2Q19
- Personnel expense increased $41 million vs. 2Q19
  - Excluding a $35 million increase in incremental operating expenses related to the merger, personnel expense was up $6 million
- FTEs were essentially flat vs. 2Q19
- Merger-related and restructuring charges increased $11 million vs. 2Q19 due to an increase in relocation and professional services expenses

Noninterest Expense
($ in millions) [2]

	3Q19	3Q19 v. 2Q19 Increase (Decrease)	3Q19 v. 3Q18 Increase (Decrease)
Personnel expense	$ 1,161	14.5%	5.2%
Occupancy and equipment expense	186	4.3	(1.6)
Software expense	77	33.5	10.0
Outside IT services	28	(13.7)	(15.2)
Regulatory charges	20	20.9	(45.9)
Amortization of intangibles	29	(37.2)	(12.1)
Loan-related expense	26	(52.9)	(7.1)
Professional services	47	NM	42.4
Merger-related and restructuring charges, net	34	189.7	88.9
Other expense	232	37.4	17.8
Total noninterest expense	**$ 1,840**	**20.2%**	**5.6%**
Adjusted noninterest expense[3]	**$ 1,754**	**8.1%**	**1.7%**

- Incremental operating expenses related to the merger totaled $52 million, an increase of $43 million vs. 2Q19
  - Primarily comprised of one-time incentives and professional services costs

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary

12

Capital, liquidity and payout ratio remain strong Common Equity Tier 1 11.0% ▪ 3Q19 dividend payout and total payout ratios were 46.9% 10.6% ▪ Suspended share repurchases in 1Q19 ▪ Redeemed $1.7 billion in preferred stock 10.5% 10.4% 10.3% during the quarter and issued a similar 10.2% 10.2% amount of lower cost preferred stock ▪ Liquidity ratios remain strong 10.0% 1 – Modified average LCR was 139% – Liquid asset buffer was 18.2% 9.5% ▪ To build liquidity for the merger, pre-invested $5 billion in HQLA 9.0% 3Q18 4Q18 1Q19 2Q19 3Q19 Current quarter regulatory capital information is preliminary 1 Modified average LCR calculated using a three month simple average, which BB&T began disclosing in the first quarter of 2019. Prior to the first quarter of 2019, BB&T disclosed the modified LCR as of period end. 13

Community Banking Retail and Consumer Finance

BB&T

Revenue ($ in millions)



$1,303
$56
$135
$115
$956
3Q18
$1,320
$58
$135
$118
$968
4Q18
$1,274
$49
$131
$105
$952
1Q19
$1,363
$92
$142
$113
$976
2Q19
$1,384
$80
$135
$119
$1,012
3Q19
Net interest income
Service charges on deposits
Card fees[1]
Mortgage banking income
Other

Average Loans[5] ($ in billions)



$65.4
$2.9
$5.9
$13.0
$11.5
$32.1
3Q18
$66.0
$3.1
$5.9
$13.1
$11.5
$32.4
4Q18
$65.9
$3.1
$5.7
$13.2
$11.4
$32.5
1Q19
$68.0
$3.2
$5.8
$13.7
$11.4
$33.9
2Q19
$65.5
$3.2
$6.0
$14.0
$11.4
$30.9
3Q19
Mortgage[6]
Direct Retail Lending
Dealer Retail Services
Sheffield + CEC
Bankcard

Other Segment Highlights[5] ($ in billions)

	3Q18	4Q18	1Q19	2Q19	3Q19
Loan yield	5.61%	5.68%	5.70%	5.65%	5.77%
Net charge-offs (% of avg. loans)	0.68	0.81	0.81	0.68	0.81
Nonaccrual loans (% of EOP loans)	0.38	0.39	0.39	0.34	0.37
Cost of interest-bearing deposits	0.35%	0.43%	0.53%	0.60%	0.56%
Cost of total deposits	0.27	0.34	0.42	0.47	0.44
Number of branches	1,958	1,879	1,871	1,787	1,789
Retail mortgage originations[2]	$ 1.3	$ 1.1	$ 0.9	$ 1.5	$ 1.8
Retail committed line production[3]	1.7	1.6	1.5	1.7	1.6
Retail originations, excl. mortgage[2]	2.6	2.1	2.3	3.3	2.9
Purchases[4]	3.2	2.2	1.8	3.6	3.5
Loans serviced for others (EOP)	88.3	87.3	86.1	85.1	87.1

Average Deposits ($ in billions)



$78.7
$17.0
$61.7
3Q18
$78.0
$16.6
$61.4
4Q18
$78.4
$16.7
$61.7
1Q19
$79.4
$17.4
$62.0
2Q19
$79.2
$17.5
$61.7
3Q19
Interest-bearing
Noninterest-bearing

1 Includes bankcard fees and merchant discounts and checkcard fees
2 Production/origination amounts exclude portfolio acquisitions, line and revolving credit commitments
3 Committed line production includes credit line and revolving credit commitments
4 Purchases include portfolio acquisitions and mortgages acquired through correspondent channels
5 Excludes loans held for sale
6 Includes Residential Mortgage and Mortgage Warehouse Lending

14

Community Banking Commercial Revenue ($ in millions) Average Loans1 ($ in billions) $52.6 $52.6 $52.6 $52.3 $52.2 $704 $681 $703 $689 $702 $2.1 $2.4 $2.4 $2.3 $2.4 $48 $50 $49 $51 $53 $62 $62 $60 $63 $63 $19.6 $19.4 $19.1 $19.0 $19.0 $571 $591 $580 $588 $588 $30.9 $30.8 $31.1 $31.0 $30.8 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 n Net interest income n Service charges on deposits n Other n C&I, excl. Dealer Floor Plan n CRE n Dealer Floor Plan & other Other Segment Highlights1 ($ in millions) Average Deposits ($ in billions) 3Q18 4Q18 1Q19 2Q19 3Q19 $59.7 $59.7 $58.6 $59.4 $60.4 Loan yield 4.35% 4.51% 4.64% 4.64% 4.47% Net charge-offs (% of avg. loans) 0.03 0.06 0.07 0.12 0.13 Nonaccrual loans (% of EOP loans) 0.47 0.44 0.43 0.38 0.34 $34.6 $34.6 $33.2 $33.0 $32.7 Cost of interest-bearing deposits 0.83% 0.91% 1.06% 1.19% 1.18% Cost of total deposits 0.35 0.38 0.46 0.53 0.54 $25.1 $25.1 $25.4 $26.4 $27.7 C&I originations - commitments $ 2,217 $ 2,834 $ 2,244 $ 2,571 $ 3,308 CRE originations - commitments 1,822 1,723 1,393 1,492 1,847 3Q18 4Q18 1Q19 2Q19 3Q19 n n Dealer originations - commitments 251 187 116 267 134 Interest-bearing Noninterest-bearing 1 Excludes loans held for sale. 15

Financial Services and Commercial Finance

Revenue ($ in millions)



$505
$87
$28
$116
$77
$197
$534
$81
$28
$139
$75
$211
$494
$85
$15
$111
$73
$210
$539
$102
$20
$131
$76
$210
$565
$110
$34
$130
$77
$214
3Q18
4Q18
1Q19
2Q19
3Q19
Net interest income
Mortgage banking income
Trust & investment advisory
Other
Investment banking & brokerage

Average Loans[2] ($ in billions)



$27.3
$1.9
$1.6
$1.9
$21.8
$28.1
$2.0
$1.6
$1.9
$22.5
$29.0
$2.0
$1.7
$1.8
$23.4
$29.6
$2.1
$1.8
$1.8
$23.8
$30.2
$2.1
$2.0
$1.8
$24.2
3Q18
4Q18
1Q19
2Q19
3Q19
C&I
Retail
CRE
Other
Commercial Leases

Other Segment Highlights[1, 2]

	3Q18	4Q18	1Q19	2Q19	3Q19
Loan yield	3.70%	3.94%	4.04%	4.02%	3.87%
Net charge-offs (% of avg. loans)	0.13	—	0.06	0.15	0.03
Nonaccrual loans (% of EOP loans)	0.14	0.10	0.13	0.08	0.06
Cost of interest-bearing deposits	1.18%	1.34%	1.53%	1.57%	1.44%
Cost of total deposits	1.07	1.22	1.40	1.44	1.33
C&I originations - commitments	$ 2,063	$ 3,779	$ 1,744	$ 2,532	$ 2,521
CRE originations - commitments	1,554	2,618	888	1,961	2,287
Invested assets noninterest income	$ 166	$ 165	$ 160	$ 169	$ 173
Invested assets ($ in billions)	167.8	159.6	162.2	170.4	173.1

Average Deposits ($ in billions)



$28.5
$2.6
$25.9
$27.9
$2.5
$25.4
$28.7
$2.4
$26.3
$28.2
$2.3
$25.9
$28.8
$2.3
$26.5
3Q18
4Q18
1Q19
2Q19
3Q19
Interest-bearing
Noninterest-bearing

1 $ in millions except invested assets.
2 Excludes loans held for sale.

16

BB&T

Insurance Holdings

Adjusted EBITDA[1] ($ in millions)



18.3%
24.5%
26.1%
28.8%
21.4%
$87
$127
$140
$171
$111
3Q18
4Q18
1Q19
2Q19
3Q19
Adjusted EBITDA[1]
Adjusted EBITDA Margin

Other Segment Highlights ($ in millions)

	3Q18	4Q18	1Q19	2Q19	3Q19
Total revenue	$ 475	$ 518	$ 538	$ 595	$ 519
Performance based comm.	$ 13	$ 19	$ 16	$ 14	$ 13
Net acquired revenue	$ 33	$ 35	$ 46	$ 34	$ 2
YoY organic revenue growth[2]	6.7%	9.5%	6.7%	11.6%	8.7%

Revenue ($ in millions)



$475
$19
$232
$224
$518
$19
$258
$241
$538
$21
$273
$244
$595
$22
$252
$321
$519
$25
$238
$256
3Q18
4Q18
1Q19
2Q19
3Q19
Wholesale
Retail
Premium Finance

1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges and incremental operating expenses related to the merger when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

2 Organic commission and fee revenue excludes performance based commissions, revenue from acquisitions within the previous 12 months, non-commission revenues and is further adjusted for insurance commissions recognized in other segments and the impacts from changes in accounting policies.

17

Strong Fee Income Performance – Insurance Holdings Revenue ($ in millions) ▪ Execution of IHOP initiatives 9.3% delivering robust results across all $519 $475 lines of business ▪ 3Q19 new business up 17% vs 3Q18 with ongoing high retention rates 3Q18 3Q19 > ▪ Favorable market conditions with tightening capacity and increasing Organic Growth1 pricing in most lines 8.7% 6.7% ▪ Economic indicators are mixed but +200 bps backdrop remains positive for growth 3Q18 3Q19 1 Organic commission and fee revenue excludes performance based commissions, revenue from acquisitions within the previous 12 months, non-commission revenues and is further adjusted for insurance commissions recognized in other segments and the impacts from changes in accounting policies. 18

Strong Fee Income Performance – Insurance Holdings Adjusted EBITDA1 ($ in millions) ▪ Continued focus on enhancing 27.6% $111 margin profile while reinvesting for $87 future growth ▪ Strong organic revenue growth combined with prudent cost management driving meaningful margin expansion 3Q18 3Q19 > ▪ Delivering on RIG synergies cost Adjusted EBITDA Margin1 savings 21.4% 18.3% +310 bps ▪ Optimizing operations and differentiating with data and analytics to deliver winning client experience 3Q18 3Q19 1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges and incremental operating expenses related to the merger when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix. 19

4Q19 BB&T outlook Category 4Q19 Average total loans held for investment Flat vs. 3Q19 Credit quality NCOs expected to be 35 - 45 bps Net interest margin GAAP and Core NIM down 7 - 9 bps vs. 3Q19 (ex liquidity buildup: GAAP and Core NIM down 3 - 5 bps vs. 3Q19) Noninterest income Up 2% to 4% vs. 4Q18 Expenses1 Flat vs. 4Q18 Merger related and restructuring charges and incremental operating expenses related to the merger2 $60 million to $80 million Effective tax rate 20% - 21% 1 Excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary 2 Incremental operating expenses related to the merger includes costs not classified as merger-related and restructuring charges that are also excluded from adjusted disclosures. Refer to the non-GAAP disclosures in the Appendix. 20

Merger of Equals Update

Highly Synergistic; Financially Compelling; Transformative

3Q19 Accomplishments

- Executive Management (EM) continues to meet weekly to guide organizational design and oversee integration process
- July 1: Named next 2 levels of management
- July 10: Received regulatory approval from North Carolina Commissioner of Banks
- July 16: Announced community benefits plan
- July 24: Held hearing with U.S. House Committee on Financial Services
- July 30: Received shareholder approvals for merger and name
- September 5: Named additional levels of management
  - ~8,000 teammates and associates have accepted Truist positions; ~ 75% of Truist leadership roles established
- September: Finalized vast majority of key technology ecosystem decisions
- September: All ~100 merger workstreams passed legal day 1 readiness testing exercise

Next Steps

- Finalize divestiture process with Department of Justice
- Receipt of remaining regulatory approvals
- First 100 Days as Truist
  - Present proposed Truist governance and committee structures to Board for approval (legal day 1)
  - Introduce Truist's purpose, mission, and values and continue building culture with all teammates
  - Finalize organizational design
  - Continue brand development process
  - Begin executing cost and revenue synergy opportunities (action plans in place)

Continued confidence in achieving ~$1.6bn of cost synergies (net of investments)

21

Appendix

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield	PA Mark		
	Acquired Loans[1]	Non-PCI Loans[2]	Liabilities[3]	Securities[4]
Balance, June 30, 2019	$ (266)	$ (77)	$ (11)	$ (345)
Net interest income:				
Normal accretion/amortization	16	5	1	1
Cash recoveries/early payoffs	9	3	—	4
Total net interest income	25	8	1	5
Other	(10)	—	—	—
Balance, September 30, 2019	$ (251)	$ (69)	$ (10)	$ (340)
NBV/amortized cost of related assets (liabilities) at September 30, 2019	$ 387	$ 4,840	$ (66)	$ 197

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.

2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the contractual maturity of the underlying securities. The mark is also used for payment shortfalls and credit losses.

A-1

Non-GAAP reconciliations

Efficiency ratio

(Dollars in millions)

	Quarter Ended					Year-to-Date	
	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018	Sept. 30 2019	Sept. 30 2018
Efficiency ratio numerator - noninterest expense - GAAP	$ 1,840	$ 1,751	$ 1,768	$ 1,784	$ 1,742	$ 5,359	$ 5,148
Amortization of intangibles	(29)	(32)	(32)	(34)	(33)	(93)	(97)
Merger-related and restructuring charges, net	(34)	(23)	(80)	(76)	(18)	(137)	(70)
Incremental operating expenses related to the merger	(52)	(9)	(2)	—	—	(63)	—
Efficiency ratio numerator - adjusted	$ 1,725	$ 1,687	$ 1,654	$ 1,674	$ 1,691	$ 5,066	$ 4,981
Efficiency ratio denominator - revenue[1] - GAAP	$ 3,003	$ 3,042	$ 2,898	$ 2,940	$ 2,926	$ 8,943	$ 8,618
Taxable equivalent adjustment	23	24	24	24	27	71	72
Securities (gains) losses, net	—	—	—	(2)	—	—	(1)
Gain on residential mortgage portfolio sale	(4)	—	—	—	—	(4)	—
Efficiency ratio denominator - adjusted	$ 3,022	$ 3,066	$ 2,922	$ 2,962	$ 2,953	$ 9,010	$ 8,689
Efficiency ratio - GAAP	**61.3%**	**57.6%**	**61.0%**	**60.7%**	**59.5%**	**59.9%**	**59.7%**
Efficiency ratio - adjusted[2]	**57.1**	**55.1**	**56.6**	**56.5**	**57.3**	**56.2**	**57.3**

1 Revenue is defined as net interest income plus noninterest income.

2 The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-2

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018
Common shareholders' equity	$ 29,177	$ 28,650	$ 27,770	$ 27,069	$ 26,895
Less: Intangible assets, net of deferred taxes	10,281	10,317	10,326	10,360	10,407
Tangible common shareholders' equity[1]	$ 18,896	$ 18,333	$ 17,444	$ 16,709	$ 16,488
Outstanding shares at end of period	766,303	766,010	765,920	763,326	770,620
Common shareholders' equity per common share	**$ 38.07**	**$ 37.40**	**$ 36.26**	**$ 35.46**	**$ 34.90**
Tangible common shareholders' equity per common share[1]	**24.66**	**23.93**	**22.78**	**21.89**	**21.40**
Net income available to common shareholders	$ 735	$ 842	$ 749	$ 754	$ 789
Plus amortization of intangibles, net of tax	22	24	25	25	26
Tangible net income available to common shareholders[1]	$ 757	$ 866	$ 774	$ 779	$ 815
Average common shareholders' equity	$ 29,040	$ 28,188	$ 27,432	$ 26,860	$ 26,782
Less: Average intangible assets, net of deferred taxes	10,298	10,326	10,343	10,391	10,409
Average tangible common shareholders' equity[1]	$ 18,742	$ 17,862	$ 17,089	$ 16,469	$ 16,373
Return on average common shareholders' equity	**10.04%**	**11.98%**	**11.08%**	**11.14%**	**11.69%**
Return on average tangible common shareholders' equity[1]	**16.03**	**19.45**	**18.36**	**18.77**	**19.74**

1 Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation.

A-3

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018
Net interest income - GAAP	$ 1,700	$ 1,690	$ 1,696	$ 1,705	$ 1,687
Taxable-equivalent adjustment	23	24	24	24	27
Net interest income - taxable-equivalent	1,723	1,714	1,720	1,729	1,714
Interest income - PCI loans	(25)	(24)	(20)	(26)	(26)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(8)	(13)	(11)	(15)	(18)
Accretion of mark on Susquehanna and National Penn liabilities	(1)	(1)	(2)	(2)	(2)
Accretion of mark on securities acquired from FDIC	(5)	(3)	(4)	(2)	(3)
Net interest income - core[1]	$ 1,684	$ 1,673	$ 1,683	$ 1,684	$ 1,665
Average earning assets - GAAP	$ 203,408	$ 200,839	$ 197,721	$ 197,213	$ 196,200
Average balance - PCI loans	(411)	(432)	(455)	(486)	(518)
Average balance - mark on Susquehanna and National Penn non-PCI loans	74	83	95	108	125
Average balance - mark on securities acquired from FDIC	343	359	363	366	368
Average earning assets - core[1]	$ 203,414	$ 200,849	$ 197,724	$ 197,201	$ 196,175
Annualized net interest margin:					
Reported - taxable-equivalent	**3.37%**	**3.42%**	**3.51%**	**3.49%**	**3.47%**
Core[1]	**3.29**	**3.34**	**3.44**	**3.40**	**3.37**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-4

Non-GAAP reconciliations

Diluted EPS

(Dollars in millions, except per share data, shares in thousands)

	Quarter Ended					YTD Sept. 30	
	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018	2019	2018
Net income available to common shareholders - GAAP	$ 735	$ 842	$ 749	$ 754	$ 789	$ 2,326	$ 2,309
Merger-related and restructuring charges	26	19	64	59	13	109	52
Incremental operating expenses related to the merger	40	7	1	—	—	48	—
Securities gains (losses), net	—	—	—	(1)	—	—	(1)
Redemption of preferred shares	46	—	—	—	—	46	—
Allowance release related to residential mortgage portfolio sale	(12)	—	—	—	—	(12)	—
Gain on residential mortgage portfolio sale	(3)	—	—	—	—	(3)	—
Net income available to common shareholders - adjusted[1]	$ 832	$ 868	$ 814	$ 812	$ 802	$ 2,514	$ 2,360
Weighted average shares outstanding - diluted	775,791	774,603	774,071	775,402	781,867	774,907	786,140
Diluted EPS - GAAP	**$ 0.95**	**$ 1.09**	**$ 0.97**	**$ 0.97**	**$ 1.01**	**$ 3.00**	**$ 2.94**
Diluted EPS - adjusted[1]	**1.07**	**1.12**	**1.05**	**1.05**	**1.03**	**3.25**	**3.00**

1 The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-5

Non-GAAP reconciliations

Operating leverage[1]

(Dollars in millions)

	Quarter Ended			% Growth 3Q19 vs.	
	Sept. 30 2019	June 30 2019	Sept. 30 2018	2Q19 (annualized)	3Q18
Revenue[2] - GAAP	$ 3,003	$ 3,042	$ 2,926	(5.1)%	2.6%
Taxable equivalent adjustment	23	24	27		
Gain on residential mortgage portfolio sale	(4)	—	—		
Securities (gains) losses, net	—	—	—		
Revenue[2] - adjusted	$ 3,022	$ 3,066	$ 2,953	(5.7)%	2.3%
Noninterest expense - GAAP	$ 1,840	$ 1,751	$ 1,742	20.2%	5.6%
Amortization of intangibles	(29)	(32)	(33)		
Merger-related and restructuring charges, net	(34)	(23)	(18)		
Incremental operating expenses related to the merger	(52)	(9)	—		
Noninterest expense - adjusted	$ 1,725	$ 1,687	$ 1,691	8.9%	2.0%
Operating leverage - GAAP				**(25.3)%**	**(3.0)%**
Operating leverage - adjusted[3]				**(14.6)**	**0.3 %**

1 Operating leverage is defined as percentage growth in revenue growth less percentage growth in noninterest expense.
2 Revenue is defined as net interest income plus noninterest income.
3 The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-6

Non-GAAP reconciliations Performance ratios (Dollars in millions, except per share data, shares in thousands) Quarter Ended September 30, 2019 Common Tangible Assets Equity Common Equity2 Net income - GAAP $ 828 Net income available to common shareholders - GAAP $ 735 $ 735 Allowance release related to residential mortgage portfolio sale (12) (12) (12) Gain on residential mortgage portfolio sale (3) (3) (3) Redemption of preferred shares — 46 46 Merger-related and restructuring charges 26 26 26 Incremental operating expenses related to the merger 40 40 40 Amortization of intangibles, net of tax — — 22 Numerator - adjusted1 $ 879 $ 832 $ 854 Average assets $ 232,420 Average common shareholders' equity $ 29,040 $ 29,040 Plus: Estimated impact of adjustments on denominator — 26 26 Less: Average intangible assets, net of deferred taxes (10,298) Denominator - adjusted1 $ 232,420 $ 29,066 $ 18,768 Reported ratio 1.41% 10.04% 16.03% Adjusted ratio 1.50 11.36 18.07 1 The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges, selected items and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 2 Tangible common equity - reported ratio is a non-GAAP measure. See the non-GAAP reconciliation on page A-3 A-7

Non-GAAP reconciliations

Insurance Holdings Adjusted EBITDA

(Dollars in millions)

	Quarter Ended				
	Sept. 30 2019	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018
Segment net interest income	$ 28	$ 25	$ 23	$ 22	$ 23
Noninterest income	491	570	515	496	452
Total revenue	$ 519	$ 595	$ 538	$ 518	$ 475
Segment net income (loss) - GAAP	$ 61	$ 111	$ 88	$ 77	$ 43
Provision (benefit) for income taxes	21	38	30	26	15
Depreciation & amortization	20	20	20	21	21
EBITDA	102	169	138	124	79
Merger-related and restructuring charges, net	1	2	2	3	8
Incremental operating expenses related to the merger	8	—	—	—	—
Adjusted EBITDA[1]	$ 111	$ 171	$ 140	$ 127	$ 87
Adjusted EBITDA[1] margin	**21.4%**	**28.8%**	**26.1%**	**24.5%**	**18.3%**

1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges and incremental operating expenses related to the merger when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-8